As filed with the Securities and Exchange Commission on June 2, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROCKWELL MEDICAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	38-3317208
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

30142 Wixom Road

Wixom, Michigan 48393

(248) 960-9009

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Robert L. Chioini

President and Chief Executive Officer

30142 Wixom Road

Wixom, Michigan 48393

(248) 960-9009

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Mark A. Metz

Dykema Gossett PLLC

39577 Woodward, Suite 300

Bloomfield Hills, Michigan 48304

Telephone: (248) 203-0700

Approximate date of commencement of proposed sale to the public: From time to time after the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)

☒ Accelerated filer	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock	$200,000,000	$23,240

(1)               The Registrant is hereby registering an indeterminate number of the identified securities, which may be offered from time to time at indeterminate prices, including securities that may be purchased by underwriters.  The Registrant has estimated the proposed maximum aggregate offering price solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

(2)               Fee calculated pursuant to Rule 457(o) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated June 2, 2015

PROSPECTUS

$200,000,000

COMMON STOCK

We may offer to sell shares of our common stock from time to time in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.  The prospectus supplement may also add, update or change information contained in this prospectus.  You should read this prospectus and the applicable prospectus supplement carefully before you make your investment decision.

Our common stock is listed on the Nasdaq Global Market and traded under the symbol “RMTI.” On May 21, 2015, the closing sale price of our common stock on Nasdaq was $10.31 per share. You are urged to obtain current market quotations for the common stock. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves a high degree of risk.  See the section entitled “Risk Factors,” on page 6 of this prospectus, the applicable prospectus supplement and the documents we file with the Securities and Exchange Commission that are incorporated in this prospectus by reference for certain risks and uncertainties you should consider.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2015.

Rockwell Medical, Inc.’s principal executive offices are located at 30142 Wixom Road, Wixom, Michigan 48393, our telephone number at that address is (248) 960-9009 and our Internet address is www.rockwellmed.com. The information on our Internet website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it to be a part of this document. Our website address is included as an inactive textual reference only. Unless the context otherwise requires, references in this prospectus to “Rockwell,” “we,” “us,” and “our” refer to Rockwell Medical, Inc., and include its consolidated subsidiaries where the context so requires.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus, in one or more offerings, up to the maximum aggregate offering price set forth on the cover page of this prospectus.  This prospectus provides you with a general description of those securities which is not meant to be a complete description of each security.  Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Get More Information.”

You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of such documents.  Neither the delivery of this prospectus or any applicable prospectus supplement nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or in our affairs since the date of this prospectus or any applicable prospectus supplement.

WHERE YOU CAN GET MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC.  You can inspect or copy all or any part of these materials, at prescribed rates, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC also maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including Rockwell.

The SEC allows Rockwell to “incorporate by reference” the information it files with the SEC.  This permits us to disclose important information to you by referencing these filed documents.  Any information referenced in this way is considered part of this prospectus, and any information filed with the SEC subsequent to this prospectus will automatically update and supersede this information.  Rockwell incorporates by reference the documents listed below which have been filed with the SEC:

•                  Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed with the SEC on March 3, 2015, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definite proxy statement for the 2015 Annual Meeting of Shareholders as filed with the SEC on April 13, 2015;

•                  Quarterly Report on Form 10-Q for the quarter ended March 31, 2015;

•                  Current Reports on Form 8-K filed with the SEC on January 27, 2015, January 28, 2015 and May 28, 2015; and

•                  The description of our common shares included in our prospectus, dated July 24, 1997, included in our registration statement on Form SB-2 filed with the SEC on July 24, 1997, under the caption “Description of Securities” on pages 34 through 38 of the prospectus and incorporated by reference into our registration statement on Form 8-A filed with the SEC on January 23, 1998, including any amendment or reports filed for the purpose of updating such description.

In addition, all documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after this prospectus but before the termination of this offering are deemed to be incorporated by reference into this prospectus and will constitute a part of this prospectus from the date of filing of those documents.

Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of the prospectus. Information that we file later with the SEC will automatically update and supersede previously filed information.  Any statement that is so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Rockwell will provide without charge, upon written or oral request, a copy of any or all of the documents which are incorporated by reference in this prospectus, including any exhibits which are specifically incorporated by reference into such documents.  Requests should be directed to Thomas E. Klema, Secretary, at our principal executive offices, located at 30142 Wixom Road, Wixom, Michigan 48393 (telephone number: (248) 960-9009).

You should rely only on the information contained or incorporated by reference in this prospectus, in any accompanying prospectus supplement or in any free writing prospectus filed by us with the SEC and any information about the terms of securities offered conveyed to you by us, our underwriters or agents.  We have not authorized anyone else to provide you with additional or different information.  These securities are only being offered in jurisdictions where the offer is permitted.  You should not assume that the information contained in this prospectus, any accompanying prospectus supplement or any free writing prospectus is accurate as of any date other than their respective dates.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus supplement and the accompanying prospectus.  Our forward-looking statements are subject to risks and uncertainties and include information about our expectations and possible or assumed future results of our operations.  When we use words such as “may,” “might, “will,” “should,” “believe,” “expect,” “anticipate,” “estimate,” “continue,” “predict,” “forecast,” “projected,” “intend” or similar expressions, or make statements regarding our intent, belief or current expectations, we are making forward-looking statements.  Our forward looking statements also include, without limitation, statements about our competitors and statements regarding our anticipated future financial condition, operating results, cash flows and business plans.

We claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all of our forward-looking statements. While we believe that our forward-looking statements are reasonable, you should not place undue reliance on any such forward-looking statements, which are based on information available to us on the date of this prospectus supplement or, if made elsewhere, as of the date made. Because these forward-looking statements are based on estimates and assumptions that are subject to significant business, economic and competitive uncertainties, many of which are beyond our control or are subject to change, actual results could be materially different. Factors that might cause such a difference include, without limitation, the risks and uncertainties discussed in this prospectus supplement, including under “Risk Factors” in this prospectus supplement, and from time to time in our reports filed with the SEC.

Other factors not currently anticipated may also materially and adversely affect our results of operations, cash flows and financial position. There can be no assurance that future results will meet expectations. We do not undertake, and expressly disclaim, any obligation to update or alter any statements whether as a result of new information, future events or otherwise, except as may be required by law.

OUR COMPANY

General

We are a fully-integrated biopharmaceutical company targeting end-stage renal disease, which we refer to as ESRD, and chronic kidney disease, which we refer to as CKD with innovative products and services for the treatment of iron deficiency, secondary hyperparathyroidism and hemodialysis (also referred to as “dialysis”).

Our Drug Business

Our lead branded drug, Triferic™, formerly known as Soluble Ferric Pyrophosphate or SFP, was approved by the U.S. Food and Drug Administration, which we refer to as the FDA, in late January 2015. Triferic™ is a unique iron compound that is delivered to hemodialysis patients via dialysate, replacing the ongoing iron loss that occurs during their dialysis treatment. Triferic™ enters the blood and immediately binds to transferrin and is transported to the erythroid precursor cells to be incorporated into hemoglobin.

We successfully completed our Phase 3 clinical trial program SFP-3 and SFP-4 (CRUISE-1and CRUISE-2) that included an extensive long-term safety program where Triferic™ demonstrated a favorable safety profile similar to placebo patients. Triferic™ has the distinction of being the first drug in its class to be indicated for iron maintenance compared to other intravenous iron drugs that are indicated for iron repletion.

In addition, we completed clinical study NIH-FP-01, the PRIME study, which demonstrated that Triferic™ could significantly reduce the need for erythropoiesis stimulating agents, which we refer to as ESA. ESA drugs are the most expensive drugs used in dialysis.

We plan to commercialize Triferic™ in the U.S. market. We plan to seek foreign regulatory approval for Triferic™ in some countries and license the technology to partner companies who will gain regulatory approval and commercialize Triferic™. Rockwell has in-licensed the exclusive right to commercialize Triferic™ and we hold certain other patents related to Triferic™.

Our FDA approved generic drug, Calcitriol, is for treating secondary hyperparathyroidism in dialysis patients. Calcitriol (active vitamin D) injection is indicated in the management of hypocalcemia in patients undergoing chronic renal dialysis. It has been shown to significantly reduce elevated levels of parathyroid hormone, or PTH. Reduction of PTH has been shown to result in an improvement in renal osteodystrophy.  We have received FDA manufacturing approval and intend to market Calcitriol to hemodialysis providers in the United States dialysis market.

Our Concentrate Business

We are also an established manufacturer and leader in delivering high-quality hemodialysis concentrates/dialysates to dialysis providers and distributors in the United States and abroad. These products are used in the hemodialysis process to maintain human life by removing toxins and replacing critical nutrients in the patient’s bloodstream. We have three manufacturing and distribution facilities in the United States. We entered into an Exclusive Distribution Agreement, which we refer to as the Distribution Agreement, with Baxter Healthcare Corporation, which we refer to as Baxter, in October 2014 pursuant to which Baxter has become our exclusive distributor for our concentrate products in the United States and certain foreign markets for an initial term of 10 years. During the term of the Distribution Agreement, Baxter has agreed not to manufacture or sell any competitive concentrate products in the United States hemodialysis market, other than specified products. The Distribution Agreement does not include any of our drug products.

Under the Distribution Agreement, Baxter will purchase concentrate-related products from us at pre-determined gross margin-based prices per unit adjusted each year during the term and subject to an annual true up. The Distribution Agreement also requires Baxter to meet minimum annual purchase levels, subject to a cure period and certain other relief, in order to maintain its exclusive distribution rights. The minimum purchase levels increase each year over the term of the Distribution Agreement. Purchases in any contract year that exceed the minimum may be carried forward and applied to future years’ minimum requirements. We will continue to manage customer service, transportation and certain other functions for our current customers through at least December 31, 2017, for which Baxter will pay us an amount equal to our related costs plus a slight mark-up.

Our Business Strategy

We intend to become a leading biopharmaceutical company, leveraging our Triferic™ technology into other medical indications, using our operating business infrastructure to penetrate and sell approved drugs commercially into the renal market and discovering and acquiring or licensing other potential high-value drugs.

Our Recent Financial Results

Our audited results of operations for the years ended December 31, 2014, 2013 and 2012 and certain balance sheet items as of the end of each such year, and our unaudited results of operations for the three-month periods ended March 31, 2015 and 2014 and certain balance sheet items as of March 31, 2015, are as follows:

	Three Months Ended March 31, 2015		Years Ended December 31,
(in thousands)	2015	2014	2014	2013	2012
Sales	$13,884	$12,964	$54,188	$52,380	$49,842
Research and Product Development Expense	$800	$4,615	$7,784	$39,382	$48,272
Net (Loss)	$(3,699)	$(7,806)	$(21,327)	$(48,783)	$(54,022)
Cash Provided By (Used In) Operating Activities	$(3,314)	$(10,365)	$4,258	$(50,665)	$(30,747)

	As of March 31,	As of December 31,
(in thousands)	2015	2014	2013	2012
Cash and Cash Equivalents	$63,333	$65,800	$11,881	$4,712
Investments Available For Sale	$19,998	$19,927	$12,035	$—
Total Current Assets	$94,005	$94,707	$31,918	$13,149
Total Assets	$97,161	$98,000	$36,362	$17,025
Current Liabilities	$10,340	$9,804	$17,850	$26,987
Long Term Debt	$—	$—	$17,917	$—
Deferred License Revenue	$18,999	$19,493	$—	$—

The decrease in net loss in the first quarter of 2015 compared to the first quarter of 2014 was primarily due to a significant decrease in research and product development expense due to the completion of our Phase 3 clinical trials for Triferic™ along with an increase in operating income from higher sales and a reduction in net interest expense, partially offset by an increase in selling, general and administrative expenses. The decrease in net loss in 2014 compared to the prior year reflects a significant decrease in research and product development expenses due to the completion of Phase 3 clinical trials for Triferic™, partially offset by increases in selling, general and administrative expense and interest expense.  Our research and product development expenses were the primary reason for our net losses in 2012 and 2013.  We expect to achieve profitability and to generate positive cash flow from our business operations following the launch of our drug products.  Our cash resources include $55 million we raised from an equity offering, $20 million received from Baxter related to the Distribution Agreement, $15 million from a private placement of common shares to Baxter and $8.4 million received from the exercise of expiring warrants, all of which occurred during the fourth quarter of 2014.

Please refer to our most recent annual report on Form 10-K and subsequent quarterly report on Form 10-Q for further details regarding our results of operations and financial position.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and in our occasional updates to those Risk Factors in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances.  In addition to those risk factors, there may be additional risks and uncertainties of which management is not aware or that management deems immaterial.  Our business, financial condition or results of operations could be materially adversely affected by any of these risks.  The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

USE OF PROCEEDS

Except as may be otherwise set forth in the applicable prospectus supplement accompanying this prospectus, the net proceeds from the sale of the securities will be used for general corporate purposes.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock is 120,000,000 shares of common stock and 2,000,000 shares of preferred stock.  At May 21, 2015, 50,168,657 shares of common stock and no shares of preferred stock were outstanding.  This description is subject to, and qualified in its entirety by, the provisions of our amended and restated articles of incorporation and bylaws, as well as the provisions of any applicable laws.  A copy of our amended and restated articles of incorporation was filed with the SEC as Exhibit 3.1 to our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013.  A copy of our amended and restated bylaws was filed with the SEC as Exhibit 3.2 to our Current Report on Form 8-K filed on November 25, 2008.

Holders of our common stock are entitled to one vote for each share held of record on all matters on which shareholders are generally entitled to vote.  The majority of votes cast by the holders of shares entitled to vote on an action at a meeting at which a quorum is present is generally required to take shareholder action, unless a greater vote is required by law.  Directors are elected by a plurality of the votes cast at any election and there is no cumulative voting of shares.

Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends.  Upon the liquidation, dissolution or winding up of the Company, holders of common stock are entitled to share pro rata in any assets available for distribution to shareholders after payment of all obligations of the Company and after provision has been made with respect to each class of stock, if any, having preference over the common stock. Holders of common stock do not have cumulative voting rights or preemptive, subscription or conversion rights and shares of common stock are not redeemable. The shares of common stock presently outstanding are duly authorized, validly issued, fully paid and non-assessable. There will be a prospectus supplement relating to any offering of common stock offered by this prospectus.

The directors of the Company serve staggered three-year terms.  Directors may not be removed without cause. The amended and restated articles of incorporation also set the minimum and maximum number of directors constituting the entire board at three and fifteen, respectively, with the exact number to be determined by the board from time to time.

Our amended and restated articles of incorporation and bylaws contain provisions that could have the effect of delaying, deterring or preventing a merger, tender offer or other takeover attempt.  Our amended and restated articles of incorporation authorize the board to issue up to 120 million shares of common stock (less shares already outstanding or reserved for issuance) and up to two million shares of preferred stock without shareholder approval.  In addition, the amended and restated articles of incorporation provide that shareholder action without a meeting requires the unanimous consent of the shareholders, unless the applicable action has been approved by the Board prior to execution of the shareholder consent.  Our bylaws permit incumbent directors to fill any vacancies on the board of directors, however occurring, whether by an increase in the number of directors, death, resignation, retirement, disqualification, removal from office or otherwise, unless filled by proper action of the shareholders. Furthermore, our bylaws require shareholders to give advance notice of director nominations and proposals to be presented at meetings of shareholders.

These provisions may delay shareholder actions with respect to business combinations and the election of new members to our board of directors. As such, the provisions could discourage open market purchases of our common stock because a shareholder who desires to participate in a business combination or elect a new director may consider them disadvantageous.

Subject to certain exceptions, Chapter 7A of the Michigan Business Corporation Act prohibits a corporation from engaging in any business combination with an interested shareholder (generally defined as a shareholder who beneficially owns 10% or more of the voting power of the Company) unless approved by (1) 90% of the votes of each class of stock entitled to vote and (2) two-thirds of the votes of each class of stock entitled to be cast by the shareholders other than the interested shareholder.  We are currently not subject to Chapter 7A but may opt in at any time by resolution of our board of directors.

Listing

Our common stock is listed and traded on the NASDAQ Global Market under the symbol “RMTI.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in one or more of the following ways from time to time:

•                  through agents;

•                  through underwriters or dealers, or underwriting syndicates represented by managing underwriters;

•                  directly to one or more investors, shareholders or affiliates; or

•                  through a combination of any of these methods of sale.

A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.  In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•                  in “at-the-market offerings,” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or sales or distribution agent, or into an existing trading market, on an exchange or otherwise;

•                  a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•                  through dealers or agents or to dealers acting as market makers;

•                  purchases by a broker-dealer (including without limitation an underwriter), as principal, and resale by the broker-dealer for its account;

•                  ordinary brokerage transactions and transactions in which a broker solicits purchasers;

•                  publicly marketed transactions;

•                  confidentially marketed transactions;

•                  competitively bid transactions; or

•                  privately negotiated transactions.

The offer and sale of the securities described in this prospectus by us, the underwriters or any of the other third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•                  at a fixed price or prices, which may be changed;

•                  at a price or prices determined pursuant to competitive bidding;

•                  at market prices prevailing at the time of sale;

•                  at prices related to the prevailing market prices; or

•                  at negotiated prices.

We will set forth in a prospectus supplement the terms of the offering of securities, including:

•                  the name or names of any agents, underwriters or dealers and the amounts of securities underwritten or purchased by them;

•                  the public offering or purchase price of the securities being offered and the net proceeds we will receive from the sale;

•                  any over-allotment options under which underwriters may purchase additional securities from us;

•                  any delayed delivery arrangements;

•                  any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•                  any discounts or concessions allowed or reallowed or paid to dealers;

•                  the terms of any lock-up agreements entered into in connection with the offering; and

•                  any securities exchange on which such securities may be listed, if any.

We may enter into derivative transactions with third parties or sell securities not covered by this prospectus to third parties in privately negotiated transactions from time to time.  If the applicable prospectus supplement or free writing prospectus indicates, in connection with those derivative transactions, such third parties (or affiliates of such third parties) may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions.  If so, such third parties (or affiliates of such third parties) may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivative transactions to close out any related open borrowings of stock.  The third parties (or affiliates of such third parties) in such sale transactions will be underwriters and will be identified in an applicable prospectus supplement (or a post-effective amendment).

Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or pricing supplement, as the case may be.

At the Market Offerings

To the extent that we make sales through one or more underwriters or agents in at-the-market offerings, we will do so pursuant to the terms of a sales agency financing agreement or other at-the-market offering arrangement between us and the underwriters or agents.  If we engage in at-the-market sales pursuant to any such agreement or arrangement, we will issue and sell our securities through one or more underwriters or agents, which may act on an agency basis or a principal basis.  During the term of any such agreement or arrangement, we may sell securities on a daily basis in exchange transactions or otherwise as we agreement with the underwriters or agents.  Any such agreement or arrangement will provide that any securities sold will be sold at prices related to the then-prevailing market prices for our securities.  Therefore, exact figures regarding proceeds that will be raised or commissions to be paid cannot be determined at this time.  Pursuant to the terms of the agreement or arrangement, we may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase blocks of our common stock.  The terms of any such agreement or arrangement will be set forth in more detail in the applicable prospectus supplement.

Underwriters, Agents and Dealers

If we use underwriters for a sale of our securities, the underwriters will acquire the securities for their own account.  The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters.  The obligations of the underwriters to purchase our securities will be subject to the conditions set forth in the applicable underwriting agreement.  The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option, if any).  The underwriters may change from time to time any public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers.  We may use underwriters with whom we have a material relationship.  We will describe in an applicable prospectus supplement the name of the underwriter and the nature of any such relationship.

If a dealer is utilized in the sale of securities in respect of which this prospectus is delivered, we will sell such securities to the dealer as principal.  The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their reasonable or best efforts to solicit purchases for the period of their appointment or to sell our securities for which they have been appointed an agent on a continuing basis. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment agreement pursuant to the terms of the offered securities. A prospectus supplement or pricing supplement, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.

Underwriters, dealers and agents that participate in the distribution of our securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act.

Delayed Delivery Contracts

We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or free writing prospectus, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.

We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include, without limitation, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

Direct Sales

We may also sell securities directly to one or more purchasers without using or involving underwriters, dealers or agents.  We may also sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement or free writing prospectus.

Direct sales may also be accomplished through subscription offerings or through subscription rights distributed to shareholders.  In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents.  In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents.  If securities are to be sold through subscription rights, the subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration.

Indemnification; Other Relationships

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us or our subsidiaries of affiliates in the ordinary course of their business. This includes commercial banking and investment banking transactions.

Stabilization Activities

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, short sales, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate activities that may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Trading Market and Listing of Securities

Unless otherwise specified in an applicable prospectus supplement, our common stock is listed on the NASDAQ Global Market.  It is possible that one or more underwriters may make a market in our common stock, but they will not be obligated to do so and may discontinue any market making at any time without notice.  Any of these underwriters who engages in passive market making in our common stock may do so during the business day prior to the pricing of the offering and prior to the commencement of offers and sales of the common stock in accordance with Regulation M.  Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.  In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.  We cannot give any assurance as to the liquidity of the trading market for our common stock.

LEGAL MATTERS

Unless otherwise indicated in an applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Dykema Gossett PLLC, and for any underwriters or agents by counsel named in an applicable prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014, have been audited by Plante & Moran, PLLC, independent auditors, as stated in their reports which are incorporated in this prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                     Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts, except the SEC registration fee, are estimates:

Amount to be paid*
SEC Registration Fee	$23,240
Accounting Fees and Expenses	30,000
Legal Fees and Expenses	100,000
Transfer Agent, Registrar and Trustee Fees	5,000
Miscellaneous expenses	41,760
Total	$200,000

*                 Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.  Other than the SEC Registration Fee, the amounts shown are estimates of expenses for a single offering of securities under the registration statement, but do not limit the amount of securities that may be offered.

Item 15.  Indemnification of Directors and Officers.

The Michigan Business Corporation Act, as amended (the “MBCA”), authorizes a Michigan corporation under specified circumstances to indemnify its directors and officers (including reimbursement for expenses incurred). The provisions of our amended and restated bylaws relating to indemnification of directors and officers generally provide that present and former directors and officers will be indemnified to the fullest extent permissible under Michigan law. Our amended and restated bylaws also provide for the advancement of expenses incurred in connection with legal proceedings at the request of a director or officer, provided he or she furnishes us with a written undertaking to repay such advance if it is ultimately determined that he or she did not meet the standard of conduct required for indemnification under Michigan law.

The MBCA also permits Michigan corporations to limit the personal liability of directors for a breach of their fiduciary duty. Michigan law allows a corporation to provide in its articles of incorporation that a director of the corporation will not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for specified acts.  The provisions of our amended and restated articles of incorporation limit director liability to the maximum extent currently permitted by Michigan law.

Section 567 of the MBCA authorizes us to purchase and maintain insurance on behalf of a person who is or was a director, officer, employee or agent of us or who serves at the request of us as a director, officer, partner, trustee, employee or agent of another enterprise, whether or not we would have the power to indemnify him or her under our amended and restated bylaws or the laws of the State of Michigan. We maintain a directors’ and officers’ insurance policy.

Item 16.  Exhibits.

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Dykema Gossett PLLC
23.1	Consent of Plante & Moran, PLLC
23.2	Consent of Dykema Gossett PLLC, included in Exhibit 5.1 filed herewith
24.1	Power of Attorney of Patrick J. Bagley
24.2	Power of Attorney of Ronald D. Boyd
24.3	Power of Attorney of Kenneth L. Holt

Item 17.                     Undertakings.

(a)                                 The undersigned registrant hereby undertakes:

(1)                                 To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)                  To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)               To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)            To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)                                 That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)                                 To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)                                 That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)                  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)               Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5)                                 That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)                  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)               Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)            The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or their securities provided by or on behalf of the undersigned registrant; and

(iv)           Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)                                 The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual reports pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)                              Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of any of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wixom, State of Michigan, on June 2, 2015.

ROCKWELL MEDICAL, INC.

By:	/s/ Robert L. Chioini
Robert L. Chioini
President, Chief Executive Officer, and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert L. Chioini	President, Chief Executive Officer and Chairman of the	June 2, 2015
Robert L. Chioini	Board (Principal Executive Officer)

/s/ Thomas E. Klema	Vice President of Finance, Chief Financial Officer,	June 2, 2015
Thomas E. Klema	Treasurer, and Secretary (Principal Financial Officer and
Principal Accounting Officer)

*	Director	June 2, 2015
Ronald D. Boyd

*	Director	June 2, 2015
Kenneth L. Holt

*	Director	June 2, 2015
Patrick J. Bagley

/s/ Thomas E. Klema
* By Thomas E. Klema, attorney in fact

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Dykema Gossett PLLC
23.1	Consent of Plante & Moran, PLLC
23.2	Consent of Dykema Gossett PLLC, included in Exhibit 5.1
24.1	Power of Attorney of Patrick J. Bagley
24.2	Power of Attorney of Ronald D. Boyd
24.3	Power of Attorney of Kenneth L. Holt